Exhibit 10.2

Execution Copy

December 29, 2008

AMENDMENT TO STOCK PURCHASE AGREEMENT

between

Entretenimiento GM de México S.A. de C.V.

Edificio Parque Reforma

Campos Elíseos # 400

Piso 18

Col. Lomas de Chapultepec

11560 México, D. F.

and

AMC Entertainment Inc.

AMC Netherlands HoldCo B.V.

LCE Mexican Holdings, Inc.

AMC Europe S.A.

920 Main

Kansas City, Missouri 64105

USA

Re:                             Grupo Cinemex, S.A. de C.V.

Reference is made to the Stock Purchase Agreement dated as of November 5, 2008 (the “Agreement”) among Entretenimiento GM de México, S.A. de C.V. (“Buyer”), AMC Netherlands HoldCo B.V., LCE Mexican Holdings, Inc. and AMC Europe S.A. (the “Sellers”).  Capitalized terms are used with the same meaning as set forth in the Agreement.  This amendment amends the Agreement in accordance with Section 12.7 of the Agreement and is a Transaction Document within the meaning of the Agreement.

The Agreement shall be amended as follows:

1.               Cadena Loan.  On the Closing Date, CME will lend to Buyer (simultaneous with the occurrence of the Closing) an amount equal to US$5,140,553.00 (the “CME Loan”) pursuant to a loan agreement (the “CME Loan Agreement”) to be entered into between CME and Buyer, a copy of which shall be provided by Buyer to Sellers on the Closing Date. Sellers shall cause the CME Loan and the CME Loan Agreement and the funding of the CME Loan to be approved by the shareholders’ meeting of CME and such approval to be evidenced by the shareholder’s meeting resolutions of CME delivered to Buyers pursuant to Section 2.5(d)(i)(C) of the Agreement. Pursuant to the CME Loan Agreement, Buyer shall execute and deliver to CME on or prior to the Closing Date a disbursement and wire instructions letter in form and substance reasonably acceptable to CME which will provide Buyer’s instructions to CME to wire transfer the aggregate amount of the CME Loan upon funding to Sellers, on Buyer’s behalf, as partial payment of the Closing Proceeds, a copy of which shall be provided to Sellers as a Closing deliverable pursuant to Section 2.5(d)(ii) of the Agreement.

2.               Exclusion from Certain Calculations.  Notwithstanding anything in the Agreement to the contrary, the aggregate amount of the CME Loan and the funding thereof shall be excluded from the calculation of Aggregate Working Capital and Cash and Cash Equivalents for all purposes of the Agreement.

3.               Certain Waivers.  Buyer hereby waives compliance by the Sellers with any covenant in the Agreement restricting the ability CME to approve, make and fund the CME Loan and the CME Loan Agreement, including Sections 5.2 and 5.3 of the Agreement, and Buyer further waives any breach of any representation and warranty made by Sellers in the Agreement caused primarily by the approval, making and funding of the CME Loan and the CME Loan Agreement.

4.               Amendment to the Address for  Notices to Entretenimiento.  Section 12.4 of the Agreement is hereby amended by replacing the address for notices to Entretenimiento with the following:

Entretenimiento:

Edificio Parque Reforma
Campos Eliseos # 400, piso 12
Col. Lomas de Chapultepec
11560 Mexico, D.F.
Attention: Alberto de la Parra
Facsimile No.: +52 (55) 5246-3742

with a copy to:

Galicia y Robles, S.C.
Torre Del Bosque
Blvd. Manuel Avila Camacho No. 24, 7° Piso
11000 Mexico, D.F.
Attention: Christian Lippert H.
Facsimile No.: +52 (55) 5540-9202 x 2233

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Alejandro Radzyminski
Facsimile No.: +1 (917) 777-3702

Except as provided in this amendment, the Agreement shall remain unchanged and in full force and effect.  This amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page left blank intentionally.]

Agreed to as of the date first set forth above:

AMC Entertainment Inc.

By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief
Financial Officer

LCE Méxican Holdings, Inc.

By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief
Financial Officer

AMC Netherlands Holdco B.V.

By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Director

AMC Europe S.A.

By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Director

Entretenimiento GM de México, S.A. de
C.V.

By:	/s/ Alfredo Casar
Alfredo Casar
Attorney-in-fact

By:	/s/ José Martí
José Martí
Attorney-in-fact